SUB-ITEM 77Q3

STIC PRIME PORTFOLIO

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING: 8/31/2008
FILE NUMBER: 811-2729
SERIES NO.: 17

72DD 1 Total income dividends for which record date passed during the period
       Institutional                                  $146,819
     2 Dividends for a second class of open end company shares
       Private                                        $ 23,117
       Personal                                       $ 13,041
       Cash Management                                $ 58,988
       Reserve                                        $  1,359
       Resource                                       $ 17,656
       Corporate                                      $ 11,706

73A. 1 Dividends from net invesment income
       Institutional                                    0.0357
     2 Dividends for a second class of open end company shares
       Private                                          0.0327
       Personal                                         0.0302
       Cash Management                                  0.0349
       Reserve                                          0.0270
       Resource                                         0.0341
       Corporate                                        0.0354

74U. 1 Number of shares outstanding (000's omitted)
       Institutional                                 5,305,345
     2 Number of shares outstanding of a second class of open-end company shares (000's omitted)
       Private                                         700,948
       Personal                                        406,019
       Cash Management                               1,586,276
       Reserve                                          65,761
       Resource                                        482,616
       Corporate                                       389,172

74V. 1  Net asset value per share (to nearest cent)
       Institutional                                     $1.00
     2 Net asset value per share of a second class of open-end company shares
       (to nearest cent)
       Private                                           $1.00
       Personal                                          $1.00
       Cash Management                                   $1.00
       Reserve                                           $1.00
       Resource                                          $1.00
       Corporate                                         $1.00